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                                                                     EXHIBIT 4.3

                                 FIRST AMENDMENT
                                       TO
                        INSPIRE INSURANCE SOLUTIONS, INC.
                                RIGHTS AGREEMENT


     This First Amendment to the Rights Agreement by and between INSpire Insurance Solutions, Inc. and U.S. Trust Company of Texas, N.A. dated as of July 30, 1997 (the "Rights Agreement") hereby amends the Rights Agreement as follows effective as of April 7, 1998:

     1. Section 7(b), which describes the Exercise Price, is hereby amended by deleting the first sentence and inserting in its place the following sentence:

     "The Exercise Price shall be $100.00 for each one one-hundredth (1/100) of a share of Preferred Stock issued pursuant to the exercise of a Right."

     2. As amended by the foregoing, the Rights Agreement shall remain in full force and effect.


                                      INSPIRE INSURANCE SOLUTIONS, INC.


                                      By:
                                         ----------------------------------
                                         F. George Dunham, III
                                         President and Chief Executive Officer



                                      U.S. TRUST COMPANY OF TEXAS, N.A.


                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------